[Execution Copy]
                                                                    30766-002-00
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                      AMENDED AND RESTATED CREDIT AGREEMENT

                                   dated as of

                                  July 1, 1998

                                     between

                            GATX CAPITAL CORPORATION

                            The LENDERS Party Hereto

                                       and

                            THE CHASE MANHATTAN BANK,
                             as Administrative Agent



                                  $300,000,000









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









                                TABLE OF CONTENTS

                                                                           Page

                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.01.  Defined Terms..............................................1
     SECTION 1.02.  Classification of Loans and Borrowings....................15
     SECTION 1.03.  Terms Generally...........................................16
     SECTION 1.04.  Accounting Terms; GAAP....................................16

                                   ARTICLE II

                                   THE CREDITS

     SECTION 2.01.  The Commitments...........................................17
     SECTION 2.02.  Loans and Borrowings......................................17
     SECTION 2.03.  Requests for Revolving Borrowings.........................18
     SECTION 2.04.  Competitive Bid Procedure.................................19
     SECTION 2.05.  Funding of Borrowings.....................................21
     SECTION 2.06.  Interest Elections........................................22
     SECTION 2.07.  Termination, Reduction and Extension of Commitments.......23
     SECTION 2.08.  Repayment of Loans; Evidence of Debt......................26
     SECTION 2.09.  Prepayment of Loans.......................................27
     SECTION 2.10.  Fees......................................................28
     SECTION 2.11.  Interest..................................................29
     SECTION 2.12.  Alternate Rate of Interest................................30
     SECTION 2.13.  Increased Costs...........................................30
     SECTION 2.14.  Break Funding Payments....................................32
     SECTION 2.15.  Taxes.....................................................32
     SECTION 2.16.  Payments Generally; Pro Rata Treatment; Sharing of Set-offs
                    ..........................................................33
     SECTION 2.17.  Mitigation Obligations; Replacement of Lenders............35

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     SECTION 3.01  Corporate Existence........................................36
     SECTION 3.02  Financial Condition........................................37
     SECTION 3.03  Litigation.................................................37
     SECTION 3.04  No Breach..................................................37
     SECTION 3.05  Action.....................................................37
     SECTION 3.06  Approvals..................................................38
     SECTION 3.07  Use of Credit..............................................38
     SECTION 3.08  ERISA......................................................38
     SECTION 3.09  Taxes......................................................39
     SECTION 3.10  Investment Company Act.....................................39
     SECTION 3.11  Public Utility Holding Company Act.........................39
     SECTION 3.12  Pari Passu Status..........................................39
     SECTION 3.13  Subsidiaries...............................................39
     SECTION 3.14  Compliance.................................................40
     SECTION 3.15  Partnerships...............................................40
     SECTION 3.16  True and Complete Disclosure...............................40
     SECTION 3.17  Year 2000 Issues...........................................40
     SECTION 3.18  Properties.................................................41

                                   ARTICLE IV

                                   CONDITIONS

     SECTION 4.01  Effective Date.............................................41
     SECTION 4.02  Initial and Subsequent Loans...............................43

                                    ARTICLE V

                                    COVENANTS

     SECTION 5.01  Financial Statements and Other Information.................43
     SECTION 5.02  Litigation.................................................46
     SECTION 5.03  Existence, Etc.............................................46
     SECTION 5.04  Insurance..................................................47
     SECTION 5.05  Net Worth..................................................47
     SECTION 5.06  Certain Financial Covenants................................48
     SECTION 5.07  Commercial Paper; The Loans................................48
     SECTION 5.08  Dividend Limitation........................................49
     SECTION 5.09  Liens and Secured Indebtedness.............................49

     SECTION 5.10  Transactions with Affiliates...............................51
     SECTION 5.11  Use of Proceeds............................................51
     SECTION 5.12  Location of Records........................................51
     SECTION 5.13  Business...................................................51
     SECTION 5.14  Performance of Obligations.................................51
     SECTION 5.15  Merger; Sale of Assets, Etc................................51
     SECTION 5.16  Restrictive Agreements.....................................52

                                   ARTICLE VI

                               EVENTS OF DEFAULT..............................53


                                   ARTICLE VII

                            THE ADMINISTRATIVE AGENT..........................56


                                  ARTICLE VIII

                                  MISCELLANEOUS

     SECTION 8.01.  Notices...................................................58
     SECTION 8.02.  Waivers; Amendments.......................................59
     SECTION 8.03.  Expenses; Indemnity; Damage Waiver........................60
     SECTION 8.04.  Successors and Assigns....................................62
     SECTION 8.05.  Survival..................................................64
     SECTION 8.06.  Counterparts; Integration; Effectiveness..................65
     SECTION 8.07.  Severability..............................................65
     SECTION 8.08.  Right of Setoff...........................................65
     SECTION 8.09.  Governing Law; Jurisdiction; Etc..........................65
     SECTION 8.10.  WAIVER OF JURY TRIAL......................................66
     SECTION 8.11.  Headings..................................................66
     SECTION 8.12.  Treatment of Certain Information; Confidentiality.........67

SCHEDULE I - Commitments
SCHEDULE II - Litigation
SCHEDULE III - Subsidiaries and Partnerships
SCHEDULE IV -  Existing Restrictions

EXHIBIT A  -   Form of Assignment and Acceptance
EXHIBIT B  -   Form of Note
EXHIBIT C  -   Form of Opinion of Counsel to the Borrower
EXHIBIT D  -   Form of Opinion of Special New York Counsel to Chase

                  AMENDED AND RESTATED CREDIT AGREEMENT dated as of July 1, 1998, among GATX CAPITAL CORPORATION, the LENDERS party hereto, and THE CHASE MANHATTAN BANK, as Administrative Agent.

                  The Borrower (as defined herein) has requested that the Lenders (as so defined) make loans to it in an aggregate principal amount not exceeding $300,000,000 at any one time outstanding. The Lenders are prepared to make such loans upon the terms and conditions hereof, and, accordingly, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS


                  SECTION 1.01.  Defined Terms
 . As used in this Agreement, the following terms have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

                  "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

                  "Adjusted LIBO Rate" means, with respect to any Eurodollar Revolving Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

                  "Administrative Agent" means Chase, in its capacity as administrative agent for the Lenders hereunder.

                  "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

                  "Affiliate" means, any Person that directly or indirectly controls, or is under common control with, or is controlled by, the Borrower. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event, any

                                      -2-
Person that owns directly or indirectly securities having 20% or more of the voting power for the election of directors or other governing body of a corporation or 20% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person. Notwithstanding the foregoing, (a) no individual shall be an Affiliate solely by reason of his or her being a director, officer or employee of the Borrower or any of its Subsidiaries and (b) none of the Subsidiaries of the Borrower or Partnerships shall be Affiliates.

                  "Alternate Base Rate" means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

                  "Applicable Percentage" means, with respect to any Lender, the percentage of the total Commitments represented by such Lender's Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

                  "Applicable Rate" means, for any day, with respect to the facility fees payable hereunder, or with respect to any Eurodollar Revolving Loan, as the case may be, the applicable rate per annum set forth below under the caption "Facility Fee" or "Eurodollar Spread", as the case may be, based on the ratings by S&P and Moody's, respectively, applicable on such day to the Index Debt:

--------------------------------------------- -------------------------------- -

                                                            Facility  Eurodollar
Index Debt rating:  S&P/Moody's                             Fee       Spread
--------------------------------------------------------    -------   ---------
--------------------------------------------------------    -------   ---------
Ratings equal to A-/A3 or above ........................     .1000%      .1750
--------------------------------------------------------      -----       -----
--------------------------------------------------------      -----       -----
Ratings equal to BBB+/Baa1 or equal to A- ..............     .1250%      .2000%
(or greater than A-)/ Baa1 or equal to
BBB+/A3 (or greater than A3)
--------------------------------------------------------      -----       -----
--------------------------------------------------------      -----       -----
Ratings equal to BBB+/Baa2 or equal to .................     .1250%      .2500%
BBB/Baa1
--------------------------------------------------------      -----       -----
--------------------------------------------------------      -----       -----

Ratings equal to BBB/Baa2 or equal to ..................     .1250%      .3750%
BBB+/Baa3 or equal to BBB-/Baa1
--------------------------------------------------------      -----       -----
--------------------------------------------------------      -----       -----
Ratings equal to BBB/Baa3 or equal to ..................     .1250%      .5000%
BBB-/Baa2
--------------------------------------------------------      -----       -----
--------------------------------------------------------      -----       -----
Ratings equal to BBB-/Baa3 .............................     .2500%      .6250%
--------------------------------------------------------      -----       -----
--------------------------------------------------------      -----       -----
Either rating lower than BBB-/Baa3 or not ..............     .5000%      .7500%
rated by both Moody's and S&P
--------------------------------------------------------      -----       -----

                  For purposes of the foregoing, (i) if either Moody's or S&P shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a rating in its lowest rating category and (ii) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of two Business Days after it is first announced by the applicable rating agency. Each change in the Applicable Rate shall apply during the period commencing two Business Days after the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

                  "Assessment Rate" means, for any day, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund classified as "well-capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in Dollars at the offices of such member in the United States; provided that if, as a result of any change in any law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be determined by the Administrative Agent to be representative of the cost of such insurance to the Lenders.

                  "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 8.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

                  "Availability Period" means the period from and including the Effective Date to but excluding the earlier of the Commitment Termination Date and the date of termination of the Commitments.

                  "Bankruptcy Code" means the Federal Bankruptcy Code of 1978, as amended from time to time.

                  "Base CD Rate" means the sum of (a) the Three-Month Secondary CD Rate multiplied by the Statutory Reserve Rate plus (b) the Assessment Rate.

                  "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

                  "Borrower" means GATX Capital Corporation, a Delaware corporation.

                  "Borrowing" means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect or (b) a Competitive Loan or group of Competitive Loans of the same Type made on the same date and as to which a single Interest Period is in effect.

                  "Borrowing Request" means a request by the Borrower for a Revolving Borrowing in accordance with Section 2.03.

                  "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

                  "Capital Lease Obligations" of any Person means all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board), and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP (including such Statement No. 13).

                  "Cash Flow" means, for any period, the sum, for the Borrower and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (i) net income, (ii) income taxes,
(iii) after tax non-cash write-off of assets, and (iv) Fixed Charges.

                  "Change in Control" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of shares representing more than 20% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower; or (b) for the period of 12 consecutive calendar months, a majority of the Board of Directors of the Borrower shall no longer be composed of individuals (i) who were members of said Board on the first day of such period, (ii) whose election or nomination to said Board was approved by individuals referred to in clause
(i) above constituting at the time of such election or nomination at least a majority of said Board or (iii) whose election or nomination to said Board was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of said Board.

                  "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.13(b), by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

                  "Chase" means The Chase Manhattan Bank.

                  "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Competitive Loans.

                  "Closing Date" means July 1, 1998.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  "Commercial Paper" means promissory notes of the Borrower or a Subsidiary of the Borrower which mature on a date not more than 270 days from the date of issue and which do not evidence loans made directly to the Borrower or such Subsidiary by banking institutions.

                  "Commitment" means, with respect to each Lender, the commitment of such Lender to make Revolving Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.07 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 8.04. The initial amount of each Lender's Commitment is set forth on Schedule I, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders' Commitments is $300,000,000.

                  "Commitment Termination Date" means the Quarterly Date falling on or nearest to July 1, 2001, subject to extension in accordance with Section 2.07(e).

                  "Competitive Bid" means an offer by a Lender to make a Competitive Loan in accordance with Section 2.04.

                  "Competitive Bid Rate" means, with respect to any Competitive Bid, the Margin or the Fixed Rate, as applicable, offered by the Lender making such Competitive Bid.

                  "Competitive Bid Request" means a request by the Borrower for Competitive Bids in accordance with Section 2.04.

                  "Competitive Loan" means a Loan made pursuant to Section 2.04.

                  "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

                  "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

                  "Default Interest" has the meaning ascribed to such term in
Section 2.11 (d).

                  "Dividend Payment" means dividends (in cash, Property or obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any shares of any class of stock of the Borrower or of any warrants, options or other rights to acquire the same (or to make any payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market or equity value of the Borrower or any of its Subsidiaries), but excluding dividends payable solely in shares of common stock of the Borrower.

                  "Dollars" or "$" refers to lawful money of the United States of America.

                  "Effective Date" means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 8.02).

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "ERISA Affiliate" means any corporation or trade or business that is a member of any group of organizations described in Section 414(b) or
(c) of the Code of which the Borrower is a member.

                  "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate (or, in the case of a Competitive Loan, the LIBO Rate).

                  "Event of Default" has the meaning assigned to such term in
Article VI.

                  "Excluded Taxes" means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.17(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement or is attributable to such Foreign Lender's failure or inability to comply with Section 2.15(e), except to the extent that such Foreign Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.15(a).

                  "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "Fixed Charge Coverage Ratio" means, for any day, the ratio of
(i) Cash Flow for the period of four consecutive fiscal quarters of the Borrower ending on or most recently ended prior to such day to (ii) Fixed Charges for such period.

                  "Fixed Charges" means, the sum, for any period for the Borrower and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (i) Interest Expense plus (ii) estimate of minimum rents under operating leases representing the interest factor.

                  "Fixed Rate" means, with respect to any Competitive Loan (other than a Eurodollar Competitive Loan), the fixed rate of interest per annum specified by the Lender making such Competitive Loan in its related Competitive Bid.

                  "Fixed Rate Loan" means a Competitive Loan bearing interest at a Fixed Rate.

                  "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

                  "GAAP" means generally accepted accounting principles in the United States of America.

                  "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                  "Hedging Agreement" means for any Person, an interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more financial institutions providing for the transfer or mitigation of interest risks either generally or under specific contingencies.

                  "Indebtedness" of any Person means, (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) Capital Lease Obligations of such Person; and (f) any guarantee or other arrangement by which such Person guarantees or is otherwise liable for the Indebtedness of others; provided, however, that "Indebtedness" shall not include
(x) Secured Nonrecourse Obligations and (y) nonrecourse obligations incurred in connection with leveraged lease transactions as determined in accordance with generally accepted accounting principles.

                  "Indemnified Taxes" means Taxes other than Excluded Taxes.

                  "Index Debt" means senior, unsecured, long-term indebtedness for borrowed money of the Borrower that is not guaranteed by any other Person or subject to any credit enhancement.

                  "Interest Election Request" means a request by the Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.06.

                  "Interest Expense" means, for any period, the sum, for the Borrower and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all interest in respect of Indebtedness (including the interest component of any payments in respect of Capital Lease Obligations) accrued or capitalized during such period (whether or not actually paid during such period) plus (b) the net amount payable (or minus the net amount receivable) under Hedging Agreements relating to interest during such period (whether or not actually paid or received during such period).

                  "Interest Payment Date" means (a) with respect to any ABR Loan, each Quarterly Date, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period and (c) with respect to any Fixed Rate Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Fixed Rate Borrowing with an Interest Period of more than 90 days' duration (unless otherwise specified in the applicable Competitive Bid Request), each day prior to the last day of such Interest Period that occurs at intervals of 90 days' duration after the first day of such Interest Period, and any other dates that are specified in the applicable Competitive Bid Request as Interest Payment Dates with respect to such Borrowing.

                  "Interest Period" means (a) with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect, and (b) with respect to any Fixed Rate Borrowing, the period (which shall not be less than 7 days or more than 360 days) commencing on the date of such Borrowing and ending on the date specified in the applicable Competitive Bid Request; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

                  "Lenders" means the Persons listed on Schedule I and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

                  "LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Dow Jones Markets (Telerate) Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for the offering of Dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the LIBO Rate with respect to such Eurodollar Borrowing for such Interest Period shall be the arithmetic average of the rates (rounded upwards, if necessary, to the next 1/16 of 1%) at which Dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of Chase in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

                  "Lien" means, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Property.

                  "Loans" means the loans made by the Lenders to the Borrower pursuant to this Agreement.

                  "Majority Owned Subsidiary" means any Subsidiary of GATX Financial Services, Inc., a Delaware Corporation, or GATX Corporation, a New York Corporation, as the context may require.

                  "Margin" means, with respect to any Competitive Loan bearing interest at a rate based on the LIBO Rate, the marginal rate of interest, if any, to be added to or subtracted from the LIBO Rate to determine the rate of interest applicable to such Loan, as specified by the Lender making such Loan in its related Competitive Bid.

                  "Margin Stock" means "margin stock" within the meaning of Regulations U and X of the Board.

                  "Material  Adverse Effect" means a material  adverse effect on
(a)  the  Property,  business,  operations,   financial  condition,   prospects,
liabilities or capitalization of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower to perform its obligations hereunder, (c) the validity or enforceability of this Agreement, (d) the rights and remedies of the Lenders and the Administrative Agent hereunder or (e) the timely payment of the principal of or interest on the Loans or other amounts payable in connection therewith.

                  "Moody's" means Moody's Investors Service, Inc. and its successors and assigns provided that if such corporation (or its successors and assigns) shall for any reason no longer perform the functions of a securities rating agency, "Moody's" shall be deemed to refer to any other nationally recognized securities rating agency approved for purposes hereof by all of the Lenders and the Borrower.

                  "Multiemployer Plan" means a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been made by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

                  "Net Worth" has the meaning assigned to such term in Section 5.05.

                  "Note" has the meaning assigned to such term in Section
2.08(f).

                  "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

                  "Partnership" means a partnership of which the Borrower or any of its Subsidiaries is a general partner.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                  "Person"  means  any  natural  person,  corporation,   limited
liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

                  "Plan" means an employee benefit or other plan established or maintained by the Borrower or any ERISA Affiliate and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

                  "Prime Rate" means the rate of interest per annum publicly announced from time to time by Chase as its prime rate in effect at the Principal Office; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

                  "Principal Office" means the principal office of Chase, located on the date hereof at 270 Park Avenue New York, New York 10017.

                  "Property" means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

                  "Quarterly Dates" means the last day of March, June, September and December in each year, the first of which shall be the first such day after the date hereof; provided that if any such day is not a Business Day, then such Quarterly Date shall be the next succeeding Business Day (unless such succeeding

Business Day falls in a subsequent calendar month, in which event such Quarterly Date shall be the next preceding Business Day).

                  "Register" has the meaning set forth in Section 8.04.

                  "Regulations D, U and X" means, respectively, Regulations D, U and X of the Board (or any successor), as the same may be modified and supplemented and in effect from time to time.

                  "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

                  "Required Lenders" means, at any time, Lenders having Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposures and unused Commitments at such time, provided that if the Commitments shall have been terminated, then Lenders holding more than 50% of the aggregate principal amount of the Loans outstanding.

                  "Revolving Credit Exposure" means, with respect to any Lender at any time, the aggregate outstanding principal amount of such Lender's Revolving Loans at such time.

                  "Revolving Loan"  means a Loan made pursuant to Section 2.03.

                  "Secured Indebtedness" means indebtedness, other than Secured Nonrecourse Obligations, which is created, incurred or assumed by the Borrower or a Subsidiary of the Borrower and which is secured by, or which upon the happening of a specified event may be secured by, a mortgage, lien, pledge, charge, security interest or encumbrance of any kind upon property or assets of the Borrower or a Subsidiary of the Borrower; excluding, however, nonrecourse obligations incurred in connection with leveraged lease transactions as determined in accordance with generally accepted accounting principles.

                  "Secured  Nonrecourse  Obligations"  means  and  includes  (i)
secured obligations of the Borrower taken on a consolidated basis where recourse of the payee of such obligations is expressly limited to an assigned lease or loan receivable and the property related thereto, (ii) debt of Single Transaction Subsidiaries and (iii) liabilities of the Borrower taken on a consolidated basis to manufacturers of leased equipment where such liabilities are payable solely out of revenues derived from the leasing or sale of such equipment; excluding, however, nonrecourse obligations incurred in connection with leveraged lease transactions as determined in accordance with generally accepted accounting principles.

                  "Senior Liabilities" means the sum of (i) the total liabilities of the Borrower taken on a consolidated basis as set forth in the financial statements furnished by the Borrower pursuant to Section 5.01 hereof (excluding preferred stock, deferred investment tax credit income, deferred income taxes, deferred income, Secured Nonrecourse Obligations, nonrecourse obligations incurred in connection with leveraged lease transactions, obligations of an entity (other than a Subsidiary) in which the Borrower is an investor, the principal amount of Subordinated Indebtedness and accrued interest and other payables), and (ii) guarantees of indebtedness for borrowed money.

                  "Single Transaction Subsidiary" means any Subsidiary of the Borrower whose assets consist solely of financing transactions and the proceeds thereof with a single obligor where the obligations of such Subsidiary are not guaranteed by the Borrower or any other Subsidiary of the Borrower and for which neither the Borrower nor such other Subsidiary is liable.

                  "S&P" means Standard & Poor's Ratings Group, a division of The McGraw Hill Companies, Inc. and its successor and assigns; provided that if such corporation (or its successors and assigns) shall for any reason no longer perform the functions of a securities rating agency, "S&P" shall be deemed to refer to any other nationally recognized securities rating agency approved for purposes hereof by all of the Lenders and the Borrower.

                  "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject (a) with respect to the Base CD Rate, for new negotiable nonpersonal time deposits in Dollars of over $100,000 with maturities approximately equal to three months and (b) with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such statutory reserve rates without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                  "Subordinated Indebtedness" means indebtedness for which the Borrower is liable which is subordinated to the obligations of the Borrower to pay principal of and interest on the Loans and Notes hereunder on terms, and pursuant to documentation containing other terms (including interest, amortization, covenants and events of default), in form and substance satisfactory to the Required Lenders.

                  "Subsidiary" means, for any Person, any corporation (a) of which more than 50% of the issued and outstanding shares of stock of each class having ordinary voting power is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person or (b) the financial statements of which shall be (or should be) consolidated with the financial statements of such Person in accordance with GAAP.

                  "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

                  "Three-Month Secondary CD Rate" means, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day) or, if such rate is not so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day is not a Business Day, on the next preceding Business
Day) by the Administrative Agent from three negotiable certificate of deposit dealers of recognized standing selected by it.

                  "Total Assets" means the total assets of the Borrower taken on a consolidated basis without deduction for deferred investment tax credit income, but net of Secured Nonrecourse Obligations.

                  "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate, the Alternate Base Rate or, in the case of a Competitive Loan or Borrowing, the LIBO Rate or a Fixed Rate.

                  "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

                  SECTION 1.02.  Classification of Loans and Borrowings.
  For purposes of this  Agreement,  Loans may be  classified  and referred to by

Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type (e.g., a "Eurodollar Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a "Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar Revolving Borrowing").

                  SECTION 1.03.  Terms Generally
  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise
(a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and
(d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement.

                  SECTION 1.04.  Accounting Terms; GAAP
  Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring in GAAP after the date hereof or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                                   ARTICLE II

                                   THE CREDITS


                  SECTION 2.01.  The Commitments.
  Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (a) such Lender's Revolving Credit Exposure exceeding such Lender's Commitment or (b) the sum of the total Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans exceeding the total Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

                  SECTION 2.02.  Loans and Borrowings.

                  (a) Obligations of Lenders. Each Revolving Loan shall be made as part of a Borrowing consisting of Loans of the same Type made by the Lenders ratably in accordance with their respective Commitments. Each Competitive Loan shall be made in accordance with the procedures set forth in Section 2.04. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments and Competitive Bids of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

                  (b) Type of Loans. Subject to Section 2.12, (i) each Revolving Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith, and (ii) each Competitive Borrowing shall be comprised entirely of Eurodollar Loans or Fixed Rate Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

                  (c) Minimum Amounts; Limitation on Number of Borrowings. At the commencement of each Interest Period for any Eurodollar Revolving Borrowing, such Borrowing shall be in an aggregate amount of $5,000,000 or a larger multiple of $1,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount equal to $5,000,000 or a larger multiple of $1,000,000 provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments. Each Competitive Borrowing shall be in an aggregate amount equal to $5,000,000 or a larger multiple of $1,000,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of ten Eurodollar Revolving Borrowings outstanding.

                  (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Commitment Termination Date.

                  SECTION 2.03.  Requests for Revolving Borrowings
  To request a Revolving Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Revolving Borrowing, not later than 12:00 noon., New York City time, three Business Days before the date of the proposed Borrowing, or (b) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, one Business Day before the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

                           (i)  the aggregate amount of the requested Borrowing;

                           (ii) the date of such Borrowing, which shall be a Business Day;

                           (iii)  whether  such   Borrowing  is  to  be  an  ABR
         Borrowing or a Eurodollar Borrowing;

                           (iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

                           (v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05.

If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any Eurodollar Revolving Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

                  SECTION 2.04.  Competitive Bid Procedure.

                  (a) Requests for Bids by the Borrower. Subject to the terms and conditions set forth herein, from time to time during the Availability Period the Borrower may request Competitive Bids and may (but shall not have any obligation to) accept Competitive Bids and borrow Competitive Loans; provided that the sum of the total Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans at any time shall not exceed the total Commitments. To request Competitive Bids, the Borrower shall notify the Administrative Agent of such request by telephone, in the case of a Eurodollar Borrowing, not later than 1:00 p.m., New York City time, four Business Days before the date of the proposed Borrowing and, in the case of a Fixed Rate Borrowing, not later than 1:00 p.m., New York City time, one Business Day before the date of the proposed Borrowing; provided that the Borrower may submit up to (but not more than) three Competitive Bid Requests on the same day, but a Competitive Bid Request shall not be made within five Business Days after the date of any previous Competitive Bid Request, unless any and all such previous Competitive Bid Requests shall have been withdrawn or all Competitive Bids received in response thereto rejected. Each such telephonic Competitive Bid Request shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Competitive Bid Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Competitive Bid Request, as provided in accordance with Section 8.01, shall specify the following information in compliance with Section 2.02:

                           (i)  the aggregate amount of the requested Borrowing;

                           (ii) the date of such Borrowing, which shall be a Business Day;

                           (iii) whether such Borrowing is to be a Eurodollar Borrowing or a Fixed Rate Borrowing;

                           (iv) the Interest Period to be applicable to such Borrowing, which shall be a period contemplated by the definition of the term "Interest Period"; and

                           (v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05.

Promptly following receipt of a Competitive Bid Request in accordance with this Section, the Administrative Agent shall notify the Lenders of the details thereof by telecopy, inviting the Lenders to submit Competitive Bids.

                  (b) Making of Bids by Lenders. Each Lender may (but shall not have any obligation to) make one or more Competitive Bids to the Borrower in response to a Competitive Bid Request. Each Competitive Bid by a Lender must be in a form approved by the Administrative Agent and must be received by the Administrative Agent by telecopy, in the case of a Eurodollar Competitive Borrowing, not later than 9:30 a.m., New York City time, three Business Days before the proposed date of such Competitive Borrowing (setting forth the Margin to be applicable to the respective Eurodollar Competitive Loan), and in the case of a Fixed Rate Borrowing, not later than 9:30 a.m., New York City time, on the proposed date of such Competitive Borrowing (setting forth the interest rate to be applicable to such Fixed Rate Borrower). Competitive Bids that do not conform substantially to the form approved by the Administrative Agent may be rejected by the Administrative Agent, and the Administrative Agent shall notify the applicable Lender of such rejection as promptly as practicable. Each Competitive Bid shall specify (i) the principal amount (which shall be $5,000,000 or a larger multiple of $1,000,000 and which may equal the entire principal amount of the Competitive Borrowing requested by the Borrower) of the Competitive Loan or Loans that the Lender is willing to make, (ii) the Competitive Bid Rate or Rates at which the Lender is prepared to make such Loan or Loans (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) and (iii) the Interest Period applicable to each such Loan and the last day thereof.

                  (c)  Notification  of  Bids  by   Administrative   Agent.  The
Administrative Agent shall promptly notify the Borrower by telecopy of the Competitive Bid Rate and the principal amount specified in each Competitive Bid and the identity of the Lender that shall have made such Competitive Bid.

                  (d) Acceptance of Bids by the Borrower. Subject only to the provisions of this paragraph, the Borrower may accept or reject any Competitive Bid. The Borrower shall notify the Administrative Agent by telephone, confirmed by telecopy in a form approved by the Administrative Agent, whether and to what extent it has decided to accept or reject each Competitive Bid, in the case of a Eurodollar Competitive Borrowing, not later than 10:30 a.m., New York City time, three Business Days before the date of the proposed Competitive Borrowing, and in the case of a Fixed Rate Borrowing, not later than 10:30 a.m., New York City time, on the proposed date of the Competitive Borrowing; provided, that (i) the failure of the Borrower to give such notice shall be deemed to be a rejection of each Competitive Bid, (ii) the Borrower shall not accept a Competitive Bid made at a particular Competitive Bid Rate if the Borrower rejects a Competitive Bid made at a lower Competitive Bid Rate, (iii) the aggregate amount of the Competitive Bids accepted by the Borrower shall not exceed the aggregate amount of the requested Competitive Borrowing specified in the related Competitive Bid Request, (iv) to the extent necessary to comply with clause (iii) of this proviso, the Borrower may accept Competitive Bids at the same Competitive Bid Rate in part, which acceptance, in the case of multiple Competitive Bids at such

Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such Competitive Bid, and (v) except pursuant to clause (iv) of this proviso, no Competitive Bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a principal amount of $5,000,000 or a larger multiple of $1,000,000; provided further that if a Competitive Loan must be in an amount less than $5,000,000 because of the provisions of clause (iv) of the first proviso of this paragraph, such Competitive Loan may be in an amount of $1,000,000 or any multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple Competitive Bids at a particular Competitive Bid Rate pursuant to such clause (iv) the amounts shall be rounded to multiples of $1,000,000 in a manner determined by the Borrower. A notice given by the Borrower pursuant to this paragraph shall be irrevocable.

                  (e) Notification of Acceptances by the Administrative Agent. The Administrative Agent shall promptly notify each bidding Lender by telecopy whether or not its Competitive Bid has been accepted (and, if so, the amount and Competitive Bid Rate so accepted), and each successful bidder will thereupon become bound, subject to the terms and conditions hereof, to make the Competitive Loan in respect of which its Competitive Bid has been accepted.

                  (f) Bids by the Administrative Agent. If the Administrative Agent shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such Competitive Bid directly to the Borrower at least one quarter of an hour earlier than the time by which the other Lenders are required to submit their Competitive Bids to the Administrative Agent pursuant to paragraph
(b) of this Section.

                  SECTION 2.05.  Funding of Borrowings.

                  (a) Funding by Lenders. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with Chase at the Principal Office and designated by the Borrower in the applicable Borrowing Request or Competitive Bid Request.

                  (b)  Presumption  by  the  Administrative  Agent.  Unless  the
Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the Federal Funds Effective Rate or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

                  SECTION 2.06.  Interest Elections.

                  (a) Elections by the Borrower for Revolving Borrowings. Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of Eurodollar Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Competitive Borrowings, which may not be converted or continued.

                  (b) Notice of Elections. To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section
2.03 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

                  (c) Information in Interest Election Requests. Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

                           (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) of this paragraph shall be specified for each resulting Borrowing);

                           (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

                           (iii) whether the resulting Borrowing is to be an ABR Borrowing, or a Eurodollar Borrowing; and

                           (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

                  (d) Notice by the Administrative Agent to Lenders. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

                  (e) Failure to Elect; Events of Default. If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Revolving Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Revolving Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing may be converted to or continued as a Eurodollar Revolving Borrowing and (ii) unless repaid, each Eurodollar Revolving Borrowing shall be converted to an ABR Revolving Borrowing at the end of the Interest Period applicable thereto.

                  SECTION 2.07. Termination, Reduction and Extension of Commitments.

                  (a) Scheduled Termination. Unless previously terminated, the Commitments shall terminate on the Commitment Termination Date.

                  (b) Voluntary Termination or Reduction. The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that
(i) each reduction of the Commitments shall be in an amount that is $20,000,000 or a larger multiple of $5,000,000 and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.09, the sum of the total Revolving Credit

Exposures plus the aggregate principal amount of outstanding Competitive Loans would exceed the total Commitments.

                  (c) Notice of Voluntary Termination or Reduction. The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

                  (d) Effect of Termination or Reduction. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

                  (e) Extension of Commitments (i) The Borrower may, by notice to the Lenders (through the Administrative Agent) not later than 60 days prior to any Quarterly Date (a "Renewal Date") but not earlier than 90 days before such Renewal Date, request that the Lenders extend the Commitment Termination Date then in effect with respect to the Commitments to the twelfth Quarterly Date following such Renewal Date, and, subject to Section 2.07(e)(iii) hereof, if Lenders having Commitments totaling an amount equal to at least 85% of the aggregate amount of the Commitments then in effect agree to such extension by notice to the Administrative Agent before the day thirty days prior to such Renewal Date, then the Commitment Termination Date shall be extended to such twelfth Quarterly Date with respect to the Commitments of the Lenders so agreeing, and (B), subject to Section 2.07(f) hereof, the Commitment of each Lender not so agreeing shall terminate on such Renewal Date and the Borrower shall pay or prepay on such day without premium or penalty (including, without limitation, amounts payable pursuant to Section 2.14 hereof) all principal of such Lender's Loans together with accrued interest thereon and all accrued commitment fee, utilization fee and other amounts payable to such Lender hereunder; provided, however, that

                           (x) if Lenders having Commitments totaling an amount equal to at least 85% of the aggregate amount of the Commitments then in effect do not agree as contemplated by Section 2.07(e)(i), then the Commitment Termination Date shall not be extended pursuant to this
         Section 2.07(e) and the Commitments of all of the Lenders shall remain in effect until the Commitment Termination Date except as otherwise provided in this Agreement; and

                           (y) the Borrower may not request any extension of the Commitment Termination Date pursuant to this Section 2.07(e)(i) more frequently than once in any calendar year.

                  (ii) Any Loan by any Lender the Commitment of which is to terminate pursuant to Section 2.07(e)(i) hereof that would otherwise be made or converted by such Lender as a Eurodollar Loan having an Interest Period ending after the date such Commitment is to terminate shall be made or continued as an ABR Loan and all ABR Loans of such Lender that would otherwise be converted into Eurodollar Loans having such Interest Periods shall remain as ABR Loans. The decision of each Lender as to whether to extend the Commitment Termination Date with respect to its Commitment shall be in its sole and absolute discretion.

                  (iii) It shall be a condition precedent to any extension of the Commitment Termination Date that: (a) on the date of such extension no Default shall have occurred and be continuing; (b) the representations and warranties made by the Borrower in Article III shall be true and complete on and as of the date of such extension (or if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and (c) on the date of such extension there shall have been no material adverse change in the consolidated financial condition, operations, business or prospects taken as a whole of the Borrower and its Subsidiaries from that set forth in its financial statements as of December 31, 1997 referred to in Section 3.04(a) hereof or, if the Borrower has delivered its financial statements for any fiscal year to the Lenders and the Administrative Agent pursuant to Section 5.01(a) hereof, as of the date of the most recent such financial statements. Each request for an extension of the Commitment Termination Date pursuant to
Section 2.07(e) shall constitute a certification by the Borrower to the effect set forth in the preceding sentence (both as of the date of such request and, unless the Borrower notifies the Administrative Agent prior to the date of such extension, as of the date of such extension).

                  (f) In the event any Lender does not agree to any extension by the date provided pursuant to Section 2.07(e) hereof, then, unless a Default shall have occurred and be continuing, the Borrower may designate one or more other banks (each such bank being herein called a "Substitute Lender"), which may include any of the Lenders, acceptable to the Administrative Agent (which acceptance will not be unreasonably withheld), to assume such non-consenting Lender's Commitment hereunder and to purchase, on or before the date such Lender's Loans would otherwise be required to be paid or prepaid hereunder, the Loans and Notes of such Lender and such Lender's rights hereunder in respect thereof, without recourse to or representation or warranty by, or expense to, such Lender for a purchase price equal to the outstanding principal amount of the Loans and Notes payable to such Lender plus any accrued but unpaid interest on such Loans and Notes and accrued but unpaid facility fee and utilization fee in respect of such Lender's Commitment, and upon such assumption and purchase and the receipt by such Lender of any other amounts payable to it by the Borrower under this Agreement, and subject to the execution and delivery to the Administrative Agent and such Lender by the Substitute Lenders of documentation reasonably satisfactory to the Administrative Agent and such Lender pursuant to which such Substitute Lenders shall assume the obligations of such original Lender under this Agreement in respect of its Loans, Notes and Commitment and agree to become "Lenders" hereunder (if not already a Lender) to the extent of the Commitments, Loans and Notes assumed and purchased, the Substitute Lenders shall succeed to the rights, obligations and benefits of such Lender hereunder in such respect (except for such rights, obligations and benefits of the Lender as have accrued (other than principal, accrued interest, facility fees or utilization fees) or are required to be performed by it on or prior to the date of such assumption and purchase) (and such Lender shall be released from its Commitment except for any liability arising or relating to any event occurring prior to the date of such assumption and purchase) and the Substitute Lenders shall be deemed to have agreed to the relevant extension of the Commitment Termination Date and, anything in Section 2.07(e) to the contrary notwithstanding, whether such extension is effective shall be determined accordingly; provided that following any such assumption and purchase the Commitments of each Substitute Lender (including any Commitments theretofore held by it) shall be not less than $5,000,000.

                  SECTION 2.08.  Repayment of Loans; Evidence of Debt.

                  (a) Repayment. The Borrower hereby unconditionally promises to pay the Loans as follows:

                           (i) to the Administrative Agent for account of the Lenders the outstanding principal amount of the Revolving Loans on the Maturity Date, and

                           (ii) to the Administrative Agent for account of the respective Lender the then unpaid principal amount of each Competitive Loan of such Lender on the last day of the Interest Period applicable to such Loan.

                  (b) Manner of Payment. Prior to any repayment or prepayment of any Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be paid and shall notify the Administrative Agent by telephone (confirmed by telecopy) of such selection not later than 12:00 noon, New York City time, three Business Days before the scheduled date of such repayment; provided that each repayment of Borrowings shall be applied to repay any outstanding ABR Borrowings before any other Borrowings. If the Borrower fails to make a timely selection of the Borrowing or Borrowings to be repaid or prepaid, such payment shall be applied, first, to pay any outstanding ABR Borrowings and, second, to other Borrowings in the order of the remaining duration of their respective Interest

Periods (the Borrowing with the shortest remaining Interest Period to be repaid first), and for these purposes, Competitive Loans shall be deemed to be in the same Class as Revolving Loans. Each payment of a Revolving Borrowing shall be applied ratably to the Loans included in such Borrowing.

                  (c) Maintenance of Loan Accounts by Lenders. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

                  (d) Maintenance of Loan Accounts by the Administrative Agent. The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

                  (e) Effect of Entries. The entries made in the accounts maintained pursuant to paragraph (c) or (d) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

                  (f) Notes. Any Lender may request that Loans made by it be evidenced by a promissory note (each a "Note") in substantially the form of Exhibit B. In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after assignment pursuant to Section 8.04) be represented by one or more Notes in such form payable to the order of the payee named therein (or, if such Note is a registered note, to such payee and its registered assigns).

                  SECTION 2.09.  Prepayment of Loans.

                  (a) Optional Prepayments Right to Prepay Borrowings. The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section; provided that the Borrower shall not have the right to prepay any Competitive Loan without the prior consent of the Lender thereof.

                  (b) Notices, Etc. The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any optional prepayment hereunder

(i) in the case of prepayment of a Eurodollar Revolving Borrowing or Competitive Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of prepayment, or (ii) in the case of prepayment of an ABR Revolving Borrowing, not later than 12:00 noon, New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.07, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.07. Promptly following receipt of any such notice relating to a Revolving Borrowing or Competitive Borrowing, the Administrative Agent shall advise the relevant Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Revolving Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.11 and shall be made in the manner specified in Section 2.08(b).

                  SECTION 2.10.  Fees.

                  (a) Facility Fee The Borrower shall pay the Administrative Agent for account of each Lender a facility fee on the daily average amount of such Lender's Commitment (whether or not utilized), for the period from and including the date hereof to but excluding the earlier of the date such Commitment is terminated or the Commitment Termination Date, at a rate per annum from time to time equal to the Applicable Rate, such fee to be paid quarterly in arrears on each Quarterly Date.

                  (b) Administrative Agent Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

                  (c) Payment of Fees. All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, in the case of facility fees and utilization fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

                  (d) Utilization Fees. The Borrower shall pay to the Administrative Agent for account of each Lender a utilization fee on the daily average used amount of such Lender's Commitment for each day on which over 50% of the aggregate Commitments are utilized (for purposes herein the aggregate principal amount of any Competitive Borrowing shall be deemed to be a pro rata (based on the Commitments) use of each Lender's Commitment), for the period from and including the Effective Date to but not including the earlier of the date such Commitment is terminated and the Commitment Termination Date, at a rate per annum equal to one eighth of 1%. Accrued utilization fees shall be payable in arrears on each Quarterly Date and on the earlier of the date the relevant Commitment is terminated and the Commitment Termination Date.

                  SECTION 2.11.  Interest.

                  (a) ABR Loans. The Loans comprising each ABR Revolving Borrowing shall bear interest at a rate per annum equal to the Alternate Base Rate.

                  (b) Eurodollar Loans. The Loans comprising each Eurodollar Borrowing shall bear interest at a rate per annum equal to (i) in the case of a Eurodollar Revolving Loan, the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate, or (ii) in the case of a Eurodollar Competitive Loan, the LIBO Rate for the Interest Period in effect for such Borrowing plus (or minus, as applicable) the Margin applicable to such Loan.

                  (c) Fixed Rate Loans. Each Fixed Rate Loan shall bear interest at a rate per annum equal to the Fixed Rate applicable to such Loan.

                  (d) Default Interest. Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided above or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

                  (e) Payment of Interest. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the Maturity Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Revolving Borrowing prior to the end of the current Interest Period therefor, accrued interest on such Borrowing shall be payable on the effective date of such conversion.

                  (f) Computation. All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive, provided that same are made on a reasonable basis.

                  SECTION 2.12. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

                  (a) the Administrative Agent determines (which determination shall be conclusive, provided that same are made on a reasonable basis) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

                  (b)  the  Administrative  Agent  is  advised  by the  Required
         Lenders (or, in the case of a Eurodollar Competitive Loan, the Lender that is required to make such Loan) that Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurodollar Revolving Borrowing shall be ineffective, (ii) if any Borrowing Request requests a Eurodollar Revolving Borrowing, such Borrowing shall be made as an ABR Revolving Borrowing and (iii) any request by the Borrower for a Eurodollar Competitive Borrowing shall be ineffective; provided that if the circumstances giving rise to such notice do not affect all the Lenders, then requests by the Borrower for Eurodollar Competitive Borrowings may be made to Lenders that are not affected thereby.

                  SECTION 2.13.  Increased Costs.

                  (a)  Increased Costs Generally.  If any Change in Law shall:

                           (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

                           (ii) impose on any Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans or Fixed Rate Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lenders of making or maintaining any Eurodollar Loan or Fixed Rate Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

                  (b) Capital Requirements. If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

                  (c) Certificates from Lenders. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive, provided that same are made on a reasonable basis. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

                  (d) Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than six months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof.

                  (e) Competitive Loans. Notwithstanding the foregoing provisions of this Section, a Lender shall not be entitled to compensation pursuant to this Section in respect of any Competitive Loan if the Change in Law that would otherwise entitle it to such compensation shall have been publicly announced prior to submission of the Competitive Bid pursuant to which such Loan was made.

                  SECTION 2.14. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan or Fixed Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under Section 2.09(b) and is revoked in accordance herewith), (d) the failure to borrow any Competitive Loan after accepting the Competitive Bid to make such Loan, or (e) the assignment of any Eurodollar Loan or Fixed Rate Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.17, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount determined by such Lender to be equal to the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Adjusted LIBO Rate for such Interest Period, over (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for dollar deposits from other banks in the eurodollar market at the commencement of such period. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive, provided that same are made on a reasonable basis. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

                  SECTION 2.15.  Taxes.

                  (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                  (b) Payment of Other Taxes by the Borrower. In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive, provided that same are made on a reasonable basis.

                  (d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

                  (e) Foreign Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

                 SECTION 2.16. Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

                  (a) Payments by the Borrower. The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or fees, or under Section 2.13, 2.14 or 2.15, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at to such account at the Principal Office as the Administrative Agent shall specify to the Borrower, except that payments pursuant to Sections 2.13, 2.14, 2.15 and 8.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in Dollars.

                  (b) Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, to pay principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

                  (c) Pro Rata Treatment. Except to the extent otherwise provided herein: (i) each Revolving Borrowing shall be made from the Lenders, each payment of Facility Fee under Section 2.10 shall be made for account of the Lenders, and each termination or reduction of the amount of the Commitments under Section 2.07 shall be applied to the respective Commitments of the Lenders, pro rata according to the amounts of their respective Commitments; (ii) each Revolving Borrowing shall be allocated pro rata among the Lenders according to the amounts of their respective Commitments (in the case of the making of Revolving Loans) or their respective Loans (in the case of conversions and continuations of Loans); (iii) each payment or prepayment of principal of Revolving Loans by the Borrower shall be made for account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Revolving Loans held by them; and (iv) each payment of interest on Revolving Loans by the Borrower shall be made for account of the Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders.

                  (d) Sharing of Payments by Lenders. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and accrued interest thereon then due than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans;

provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

                  (e) Presumptions of Payment. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the
Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.

                  (f) Certain Deductions by the Administrative Agent. If any Lender shall fail to make any payment required to be made by it pursuant to
Section 2.05(b) or 2.16(e), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

                  SECTION 2.17.  Mitigation Obligations; Replacement of Lenders.

                  (a) Designation of a Different Lending Office. If any Lender requests compensation under Section 2.13, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for account of any Lender pursuant to Section 2.15, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.13 or 2.15, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

                  (b) Replacement of Lenders. If any Lender requests compensation under Section 2.13, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for account of any Lender pursuant to Section 2.15, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 8.04), all its interests, rights and obligations under this Agreement (other than any outstanding Competitive Loans held by it) to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans (other than Competitive Loans), accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.13 or payments required to be made pursuant to Section 2.15, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES


                  The Borrower represents and warrants to the Lenders that

                  SECTION 3.01 Corporate Existence.
     Each of the Borrower and its Subsidiaries: (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all requisite corporate power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could have a Material Adverse Effect.

                  SECTION 3.02 Financial Condition.
  The Borrower has heretofore furnished to each of the Lenders the consolidated balance sheet of the Borrower and its Subsidiaries as of December 31, 1997 and the related consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for the fiscal year ended on said date, with the opinion thereon (in the case of said consolidated balance sheet and statements) of Ernst & Young, and the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at March 31, 1998 and the related consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for the three-month period ended on such date. All such financial statements present fairly, in all material respects, the consolidated financial position of the Borrower and its Subsidiaries, as at said dates and the consolidated results of their operations for the fiscal year and three-month period ended on said dates (subject, in the case of such financial statements as at March 31, 1998, to normal year-end audit adjustments), all in accordance with generally accepted accounting principles and practices applied on a consistent basis. The certificate of a senior financial officer of the Borrower delivered to each Lender on the date hereof setting forth the computations necessary to determine whether the Borrower is in compliance with Sections 5.05, 5.06, 5.07, 5.08 and 5.09 hereof as of the date hereof is true, complete and correct.

                  SECTION 3.03  Litigation.
  Except as disclosed in Schedule II hereto as of the date hereof, and except as so disclosed or as otherwise disclosed in writing to the Administrative Agent and the Lenders on or before the Closing Date as of the Closing Date, there are no legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, now pending or (to the knowledge of the Borrower) threatened against the Borrower or any of its Subsidiaries or any Partnership which, if adversely determined, could have a Material Adverse Effect.

                  SECTION 3.04 No Breach.
  None of the execution and delivery of this Agreement, the consummation of the transactions herein contemplated or compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent under, the charter or by-laws of the Borrower, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which the Borrower or any of its Subsidiaries is a party or by which any of them or any of their Property is bound or to which any of them is subject, or constitute a default under any such agreement or instrument.

                  SECTION 3.05  Action.
  The Borrower has all necessary  corporate power,  authority and legal right to execute, deliver and perform its obligations under this Agreement; the execution, delivery and performance by the Borrower of this Agreement have been duly authorized by all necessary corporate action on its part (including, without limitation, any required shareholder approvals); and this Agreement has been duly and validly executed and delivered by the Borrower and constitutes, when executed and delivered for value will constitute, its legal, valid and binding obligation, enforceable against the Borrower in accordance with its terms.

                  SECTION 3.06  Approvals.
  No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency, or any securities exchange, are necessary for the execution, delivery or performance by the Borrower of this Agreement or for the legality, validity or enforceability hereof.

                  SECTION 3.07 Use of Credit.
  Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any extension of credit hereunder will be used to buy or carry any Margin Stock.

                  SECTION 3.08  ERISA.


                  (a) The only Plan in which employees of the Borrower or any of its Subsidiaries or any Partnership participate are the GATX Corporation Noncontributory Pension Plan for Salaried Employees and the GATX Corporation Salaried Employees Savings Plan (said Plans being hereinafter collectively referred to as the "Pension Plans"). The Pension Plans are sponsored and administered by GATX Corporation and the Borrower and its Subsidiaries or any Partnership have no control over the structure, funding or administration of such Pension Plans.

                  (b) As of the most recent valuation date required under the Pension Plan occurring on or before the Closing Date, each Pension Plan was "fully funded", which for purposes of this Section 3.08(b) shall mean that the fair market value of the assets of the Pension is not less than the present value of the accrued benefits of all participants in the Pension Plan, computed on a plan termination basis. As of the Effective Date, no Multiemployer Plan has an accumulated funding deficiency or a waived funding deficiency, in either case within the meaning of Section 412 or Section 418B of the Code, and no proceedings have been instituted by the PBGC to terminate any Multiemployer Plan, in any case involving an amount which will have a Material Adverse Effect.

                  (c) Since December 31, 1997, except as disclosed in writing to the Lenders on or before the date hereof, there has been no "prohibited transaction", as such term is defined in Section 4975 of the Code, and no

"reportable event", as such term is defined in Section 4043 of ERISA, which has resulted or might result in the imposition of a lien or charge upon, or any other liability with respect to, any property of the Borrower or any Subsidiary which would have a Material Adverse Effect.

                  (d) Each Pension Plan, and, to the knowledge of the Borrower, each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law.

                  SECTION 3.09  Taxes.
  The Borrower and its Subsidiaries are members of an affiliated group of corporations filing consolidated returns for Federal income tax purposes, of which the GATX Corporation is the "common parent" (within the meaning of Section 1504 of the Code) of such group. The Borrower and its Subsidiaries have filed all Federal income tax returns and all other material tax returns that are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any of its Subsidiaries except any assessment which the Borrower is contesting in good faith by appropriate proceedings. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes and other governmental charges (including any assessment being contested in good faith by the Borrower) are, in the reasonable opinion of the Borrower, adequate in light of generally accepted accounting principles.

                  SECTION 3.10  Investment Company Act.
  Neither the Borrower nor any of its Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

                  SECTION 3.11  Public Utility Holding Company Act.
  Neither the Borrower nor any of its Subsidiaries is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  SECTION 3.12  Pari Passu Status.
  The claims and rights of the Lenders against the Borrower hereunder are not subordinated to, and rank at least pari passu with, the claims and rights of other holders of its unsecured indebtedness except to the extent otherwise provided by law (including without limitation the Bankruptcy Code and the provisions of 31 U.S.C.
ss.3713).

                  SECTION 3.13  Subsidiaries.
  Set forth in Part A of Schedule III hereto is a complete and correct list, as of the date of this Agreement, of all of the Subsidiaries of the Borrower.

                  SECTION 3.14  Compliance.
  Except  for  Secured  Nonrecourse   Obligations  and  except  for  nonrecourse
obligations incurred in connection with leveraged lease transactions as determined in accordance with generally accepted accounting principles, neither the Borrower nor any Subsidiary of the Borrower is in default under terms of any mortgage, lease, indenture, deed of trust or any other agreement to which any of them are parties or by which any of their properties may be bound which default would have a Material Adverse Effect. Neither Borrower nor any Subsidiary of the Borrower is in violation of any law, ordinance, rule or regulation to which it or any of its properties is subject which violation would have a Material Adverse Effect.

                  SECTION 3.15  Partnerships.
  Set forth in Part B of Schedule III hereto is a complete and correct list of all Partnerships as of the date of this Agreement.

                  SECTION 3.16 True and Complete Disclosure.
  The information, reports, financial statements, exhibits and schedules furnished in writing by the Borrower to the Administrative Agent or any Lender in connection with the negotiation, preparation or delivery of this Agreement or included herein or delivered pursuant hereto, when taken as a whole do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by the Borrower and its Subsidiaries to the Administrative Agent and the Lenders in connection with this Agreement and the transactions contemplated hereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to the Borrower that could have a Material Adverse Effect that has not been disclosed herein or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Lenders for use in connection with the transactions contemplated hereby.

                  SECTION 3.17 Year 2000 Issues.
  To the best knowledge of the Borrower, any reprogramming required to permit the proper functioning, in and following the year 2000, of (i) the Borrower's computer systems and (ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which the Borrower's systems interface) and the testing of all such systems and equipment, as so reprogrammed, will be completed by January 1, 1999. To the best knowledge of the Borrower, the cost to the Borrower of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Borrower (including reprogramming errors and the failure of others' systems or equipment) will not result in a Default or a Material Adverse Effect. To the best knowledge of the Borrower and except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of the Borrower and its Subsidiaries are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient to permit the Borrower to conduct its business without a Material Adverse Effect.

                  SECTION 3.18 Properties.

                  (a) Property Generally. Each of the Borrower and its Subsidiaries has good title to, or valid leasehold interest in, all its real and personal property material to its business, subject only to Liens permitted by
Section 5.09 and except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

                  (b) Intellectual Property. Each of the Borrower and its Subsidiaries own, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringement that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.


                                   ARTICLE IV

                                   CONDITIONS


                  SECTION 4.01.  Effective Date.
  The obligations of the Lenders to make Loans hereunder shall not become effective until the date on which the Administrative Agent shall have received each of the following documents, each of which shall be satisfactory to the Administrative Agent (and to the extent specified below, to each Lender) in form and substance (or such condition shall have been waived in accordance with Section 8.02):

                  (a) Executed Counterparts. From each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page to this Agreement) that such party has signed a counterpart of this Agreement.

                  (b) Opinion of Counsel to the Borrower. A favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Thomas C. Nord, counsel for the Borrower, substantially in the form of Exhibit C, and covering such other matters relating to the Borrower, this Agreement and the transactions contemplated hereby as the Required Lenders shall reasonably request (and the Borrower hereby instructs such counsel to deliver such opinion to the Lenders and the Administrative Agent).

                  (c) Opinion of Special New York Counsel to Chase. An opinion, dated the Effective Date, of Milbank, Tweed, Hadley & McCloy, special New York counsel to Chase, substantially in the form of Exhibit D (and Chase hereby instructs such counsel to deliver such opinion to the Lenders).

                  (d) Corporate Documents. Such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower, the authorization of this Agreement and any other legal matters relating to the Borrower, this Agreement or the transactions contemplated hereby, all in form and substance satisfactory to the Administrative Agent and its counsel.

                  (e) Officer's Certificate. A certificate, dated the Effective Date and signed by the President, a Vice President or a senior financial officer of the Borrower, confirming compliance with the conditions set forth in the lettered clauses of the first sentence of
         Section 4.02.

                  (f) Ratings. A certificate of a senior financial officer of the Borrower, dated the Effective Date, setting forth the then current ratings of the Borrower's senior unsecured, non-credit enhanced, long-term debt by S&P and Moody's.

                  (g) No Change. A certificate of a senior financial officer of the Borrower, dated the Effective Date, to the effect that, as of the Effective Date, there has been no material adverse change in the consolidated financial condition, operations, business or prospects taken as a whole of the Borrower and its Subsidiaries from that set forth in the financial statements as of December 31, 1997 referred to in Section 5.01.

                  (h)   Other   Documents.   Such   other   documents   as   the
         Administrative Agent or any Lender or special New York counsel to Chase may reasonably request.

                  The obligation of any Lender to make its initial Loan hereunder is also subject to the payment by the Borrower of such fees as the Borrower shall have agreed to pay to any Lender or the Administrative Agent in connection herewith, including the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy, special New York counsel to Chase, in connection with the negotiation, preparation, execution and delivery of this Agreement and the Loans hereunder (to the extent that statements for such fees and expenses have been delivered to the Borrower).

                  The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

                  SECTION 4.02 Initial and Subsequent Loans.
  The obligation of each Lender to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

                  (a) the representations and warranties made by the Borrower in
         Article III shall be true and complete on and as of the date of the making of such Loan with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date) or, in the case of the representations and warranties set forth in Section 3.03 and 3.08(b) only, shall be true and complete on and as of the Closing Date;

                  (b) since the later of (x) December 31, 1997 and (y) the date which is the last day of the most recent fiscal year for which the annual financial statements for the Borrower have been delivered to the Lenders and the Administrative Agent pursuant to Section 5.01(b), there has been no material adverse change in the consolidated financial condition, operations, business or prospects taken as of whole of the Borrower and its Subsidiaries from that set forth in said financial statements as at December 31, 1997 referred to in Section 3.02 or as at such date with respect to such financial statements delivered pursuant to Section 5.01(b), as the case may be; and

                  (c) at the time of and immediately after giving effect to such Borrowing, no Default shall have occurred and be continuing.

Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in the preceding sentence.

                                    ARTICLE V

                                    COVENANTS


                  Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, the Borrower covenants and agrees with the Lenders that:

                  SECTION 5.01.  Financial Statements and Other Information
 . The Borrower shall deliver to each of the Lenders and the Administrative Agent directly (in the case of (a), (b) and (c)(i) below) and to the Administrative Agent with sufficient copies for each of the Lenders (in the case of (c)(ii), (d), (e), (f) and (g) below):

                  (a) as soon as available and in any event within 45 days after the end of each quarterly fiscal period of each fiscal year of the Borrower, consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such period, setting forth in each case in comparative form the corresponding consolidated figures for the corresponding period in (or, in the case of the balance sheet, as of the end of) the preceding fiscal year, accompanied by a certificate of a senior financial officer of the Borrower, which certificate shall state that said consolidated financial statements present fairly, in all material respects, the consolidated financial position and results of operations of the Borrower and its Subsidiaries, in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

                  (b) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for such fiscal year and the related consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, setting forth in each case in comparative form the corresponding consolidated figures for the preceding fiscal year, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that said consolidated financial statements present fairly, in all material respects, the consolidated financial position and results of operations of the Borrower and its Subsidiaries as at the end of, and for, such fiscal year in accordance with generally accepted accounting principles, and a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

                  (c) promptly upon their becoming available, copies of (i) all registration statements and regular periodic reports, if any, and (ii) all other reports, if any, in each case which the Borrower shall have filed with the Securities and Exchange Commission (or any governmental agency substituted therefor) or any national securities exchange;

                  (d) within ten days after the Borrower knows that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a senior financial officer of the Borrower setting forth details respecting such event or condition and the action, if any, that the Borrower or its ERISA Affiliate proposes to take with respect thereto

         (and a copy of any report or notice required to be filed with or given to PBGC by the Borrower or an ERISA Affiliate with respect to such event or condition):

                           (i) any  reportable  event,  as  defined  in  Section
                  4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived or contingently waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under
                  Section 412(m) of the Code or Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code); and any request for a waiver under Section 412(d) of the Code for any Plan;

                           (ii) the distribution  under Section 4041 of ERISA of
                  a notice of intent to terminate any Plan or any action taken by the Borrower or an ERISA Affiliate to terminate any Plan, in each case with respect to which there are insufficient assets to pay benefits as they become due;

                           (iii) the  institution by PBGC of  proceedings  under
                  Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Borrower or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

                           (iv) the complete or partial withdrawal from a Multiemployer Plan by the Borrower or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by the Borrower or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA; and

                           (v) the  adoption of an  amendment  to any Plan that,
                  pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if the Borrower or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of said Sections.

                  (e) promptly after the Borrower knows that any Default has occurred, a notice of such Default describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Borrower has taken or proposes to take with respect thereto;

                  (f) promptly after the Borrower knows that the rating in respect of the Borrower's Index Debt has changed, a notice of such change setting forth any changed rating, whether such rating is by S&P or Moody's and the date of such change; and

                  (g) from time to time such other information regarding the financial condition, operations, business or prospects of the Borrower or any of its Subsidiaries (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as the Administrative Agent may reasonably request.

The Borrower will furnish to each Lender, at the time it furnishes each set of financial statements pursuant to paragraph (a) or (b) above, a certificate of a senior financial officer of the Borrower (i) to the effect that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing the action that the Borrower has taken or proposes to take with respect thereto) and (ii) setting forth in reasonable detail the computations necessary to determine whether the Borrower is in compliance with Sections 5.05, 5.06, 5.07, 5.08 and 5.09 hereof as of the end of the respective quarterly fiscal period or fiscal year.

                  SECTION 5.02  Litigation.
  The Borrower will promptly give to the Administrative Agent notice of all legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, and any material development in respect of such legal or other proceedings, affecting the Borrower or any of its Subsidiaries, except proceedings which, if adversely determined, would not have a Material Adverse Effect.

                  SECTION 5.03 Existence, Etc. The Borrower will, and will cause each of its Subsidiaries to:

                  (a) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises (provided that nothing in this Section 5.03 shall prohibit any transaction expressly permitted under Section 5.15 hereof);

                  (b) comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities if failure to comply with such requirements could have a Material Adverse Effect;

                  (c) duly pay and discharge or cause to be paid and discharged, all taxes, assessments and governmental charges or levies imposed upon them or upon any of its Property prior to the date on which penalties attach thereto, unless and to the extent only that the same shall be contested in good faith and by appropriate proceedings, and the Borrower or such Subsidiary, as the case may be, shall have set aside on its books adequate reserves with respect to any such tax, assessment, charge or levy so contested; provided that with respect to property leased to third parties, the obligations under this paragraph
         (c) may be satisfied by imposing substantially the same obligations upon the lessees of such property and exercising such degree of supervision and enforcement of such obligations of such lessees as shall be commercially reasonable in the reasonable opinion of the Borrower;

                  (d) keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied and/or regulations of any governmental regulatory body having jurisdiction thereof; and

                  (e) permit representatives of any Lender through the Administrative Agent or the Administrative Agent, during normal business hours, to examine, copy and make extracts from its books and records, to inspect any of its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Lender or the Administrative Agent (as the case may be).

                  SECTION 5.04  Insurance.
  The Borrower will, and the Borrower will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to its properties and business against such casualties and contingencies, of such types (including, but not limited to, public liability, embezzlement or other criminal misappropriation insurance) and in such amount as is customary in the Borrower's opinion in the case of corporations of established reputation engaged in the same or similar business and similarly situated, provided that with respect to property leased to third parties the obligations under this
Section 5.04 may be satisfied by imposing substantially the same insurance obligations upon the lessees of such property (to the extent the same are applicable in the commercially reasonable opinion of the Borrower), and by exercising such degree of supervision and enforcement of such obligations of lessees as shall be commercially reasonable in the reasonable opinion of the Borrower.

                  SECTION 5.05 Net Worth.
  The Borrower shall maintain a consolidated Net Worth of at least $300,000,000. As used in this Agreement, the term "Net Worth" shall mean the excess if any, of the sum determined pursuant to (a) below minus the sum determined pursuant to
(b) below, each to be determined in accordance with generally accepted accounting principles as used in the most recent financial statements delivered by the Borrower pursuant to Section 5.01 hereof:

                  (a)  the sum of:

                           (i) the consolidated stockholder's equity of the Borrower (including preferred stock and retained earnings),

                           (ii) the deferred investment tax credit income of the
                  Borrower taken on a consolidated basis, and

                           (iii) the deferred income taxes of the Borrower taken
                  on a consolidated basis, provided that the amount included hereunder for the purpose of determining Net Worth shall not exceed 50% of the sum of (i) and (ii) above; and

                  (b)  the sum of:

                           (i) the amount by which  investments  in the  capital
                  stock  of,  unsecured   advances  to,  or  unsecured  accounts
                  receivable from, GATX Financial Services, Inc. and its Majority Owned Subsidiaries (other than the Borrower and its Subsidiaries and Partnerships) exceeds 20% of the sum described in Section 5.05(a) above, and

                           (ii) the amount by which  unsecured  advances  to, or
                  unsecured accounts receivable from, GATX Corporation and its Majority Owned Subsidiaries (other than GATX Financial Services, Inc. and its Majority Owned Subsidiaries) exceeds 20% of the sum described in Section 5.05(a).

                  SECTION 5.06  Certain Financial Covenants.

                  (a) Leverage. The Borrower shall not permit the ratio of the sum of (x) Senior Liabilities plus Subordinated Debt in excess of 20% of Net Worth plus Secured Nonrecourse Obligations in excess of 30% of Total Assets to the sum of (y) Net Worth plus Subordinated Debt not in excess of 20% of Net Worth to exceed 4.50 to 1.

                  (b) Fixed Charge Coverage Ratio. The Borrower shall not at any time permit the Fixed Charge Coverage Ratio to be less than 1.20 to 1.

                  SECTION 5.07  Commercial Paper; The Loans.
  The Borrower shall not at any time permit the aggregate  outstanding amount of

(i) Commercial Paper, and (ii) Loans to exceed the aggregate amount of the Commitments and other unused, committed lines of credit (evidenced by an agreement or confirmation in writing) of the Borrower and its Subsidiaries available from financial institutions.

                  SECTION 5.08 Dividend Limitation.
  The Borrower shall not declare or make any Dividend Payment (except Dividend Payments payable solely in common stock or preferred stock of the Borrower), if after giving effect thereto the aggregate amount of Dividend Payments declared or made, as of the date of determination hereunder, during the period from and after December 31, 1997, to and including the date of declaration or making of the Dividend Payment in question would exceed the sum of (x) $25,000,000 plus
(y) 50% of cumulative net income of the Borrower from and after December 31, 1997 and (z) capital contributions after December 31, 1997, or its equivalent.

                  SECTION 5.09 Liens and Secured Indebtedness.
  The Borrower shall not, nor shall it permit any Subsidiary of the Borrower to, create, assume or suffer to exist any Lien, upon any of its Property except that the Borrower and its Subsidiaries may:

                  (a) create, incur or suffer to exist Liens securing taxes, assessments or governmental charges or levies or the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like persons, provided that (i) payment is not yet due to such persons or (ii) (x) such Liens are being contested in good faith and by appropriate proceedings, (y) adequate reserves have been established with respect thereto and (z) the owning company's title to and its right to use its property is not materially adversely affected thereby;

                  (b) create, incur or suffer to exist Liens incurred or deposits made in the ordinary course of business (i) in connection with workers' compensation, unemployment insurance, social security and other like laws, or (ii) to secure the performance of letters of credit, bids, tenders, sales contracts, leases, statutory obligations, surety, appeal and performance bonds and other similar obligations not incurred in connection with the borrowing of money or the obtaining of advances;

                  (c) create, incur or suffer to exist attachment, judgment and other similar Liens arising in connection with court proceedings, provided that (i) the execution or other enforcement of such Liens in an aggregate amount exceeding $5,000,000 is effectively stayed and (ii) the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

                  (d) create, incur or suffer to exist Liens on Property of a Subsidiary of the Borrower to secure only obligations owing to the Borrower or another such Subsidiary;

                  (e) create, incur or suffer to exist reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other similar title exceptions or encumbrances affecting real property, provided that they do not in the aggregate (i) materially diminish the value of such property, or (ii) materially interfere with such property's use in the ordinary conduct of the owning company's business;

                  (f) create, incur or suffer to exist Liens existing at the date of acquisition on Property acquired by the Borrower or a Subsidiary of the Borrower in bona fide liquidation, collection or other realization upon or settlement of, collateral held to secure any obligation to the Borrower or any such Subsidiary;

                  (g) create, incur or suffer to exist Liens securing Secured Nonrecourse Obligations, provided that (i) such Liens are limited to the Property financed by such Secured Nonrecourse Obligations and the lease or security agreement to which such Property is subject, and (ii) the aggregate amount of Secured Nonrecourse Obligations does not exceed 30% of Total Assets, provided further that, in the case of Liens securing Secured Nonrecourse Obligations of Sun Financial Group, Inc., such Secured Nonrecourse Obligations shall be excluded from the calculation of the limitation set forth in clause (ii) above so long as the recourse of the payee of such obligations is expressly limited to an assigned lease and the property related thereto where the obligor of such lease has an investment grade rating from S&P or Moody's for its senior, unsecured debt;

                  (h) create, incur or suffer to exist Liens securing Secured Indebtedness, provided that (i), except in the case of Liens on real property securing Secured Indebtedness, the fair market value of property which secures such indebtedness (such fair market value to be determined at the time such indebtedness is incurred) shall not exceed 150% of the maximum principal amount of such indebtedness, and (ii) the aggregate amount of Secured Indebtedness shall not exceed 15% of Total Assets;

                  (i) incur or suffer to exist inchoate Liens arising under ERISA to secure any contingent liability of the Borrower;

                  (j) in addition to the Liens permitted in the foregoing clauses (a) through (i) of this Section 5.09, create, incur or suffer to exist Liens incurred in the ordinary course of business of the Borrower and its Subsidiaries, provided that the aggregate amount of indebtedness secured by Liens pursuant to this clause (j) shall not at any time exceed $250,000; and

                  (k) modify, extend, renew or replace any Lien permitted by this Section 5.09 upon the same property theretofore subject thereto, or modify, extend, renew or replace the indebtedness secured thereby.

                  SECTION 5.10 Transactions with Affiliates.
  Neither the Borrower nor any of its Subsidiaries will enter into any transaction (other than unsecured advances to or unsecured accounts receivable from Affiliates or transactions permitted by Section 5.09), including, but not limited to, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate except in the ordinary course of business and upon fair and reasonable terms not materially less favorable to the Borrower than it would obtain in a comparable arm's length transaction with a Person not an Affiliate.

                  SECTION 5.11 Use of Proceeds.
  The Borrower will use the proceeds of the Loans hereunder solely for general corporate purposes (in compliance with all applicable legal and regulatory requirements); provided that neither the Administrative Agent nor any Lender shall have any responsibility as to the use of any of such proceeds.

                  SECTION 5.12 Location of Records.
  The Borrower will, and the Borrower will cause each of its Subsidiaries to, keep copies of its lease and other financing documents and all of its records with respect thereto at Four Embarcadero Center, San Francisco, California or at other offices of the Borrower; provided that such leases, documents and records shall be available to the Lenders as contemplated by Section 5.03(e) hereof.

                  SECTION 5.13  Business.
  The Borrower and its Subsidiaries will engage primarily in the business of leasing, investing in, financing and selling transportation, industrial and commercial equipment and commercial and other real estate investment property and companies and activities related thereto.

                  SECTION 5.14 Performance of Obligations.
  The Borrower will, and the Borrower will cause each of its Subsidiaries to, perform and comply with all of its obligations under all applicable laws and all indentures, agreements or other instruments to which it is a party or by which it or any of its properties is bound, if the failure to comply therewith will have a material adverse effect on the consolidated financial condition of the Borrower on a consolidated basis.

                  SECTION 5.15  Merger; Sale of Assets, Etc.
  The Borrower shall not, and, except in the ordinary course of business, shall not permit a Subsidiary or Partnership to, convey, sell, lease or otherwise dispose of all or substantially all of its assets to, or merge into or consolidate with, any person, association (incorporated or unincorporated), joint venture, partnership or other firm, or any corporation or other firm, or any corporation or other entity (herein collectively called a "Person");

provided, however, that (i) any Subsidiary may merge into the Borrower or merge into or be consolidated with any other Subsidiary, (ii) any Subsidiary may convey, sell, lease or dispose of all or substantially all of its assets to the Borrower or to another Subsidiary, (iii) any Partnership may on an arm's length basis and with fair consideration convey, sell, lease or otherwise dispose of all or substantially all of its assets to the Borrower, a Subsidiary or another partner in a Partnership, and (iv) the Borrower may merge or consolidate with any Person if the Borrower is the surviving corporation and after giving effect thereto no Default would exist hereunder; provided, further, that promptly after the time of such merger or consolidation of the Borrower with or disposition to such Person, the Borrower shall give each Lender (through the Administrative Agent) written notice thereof, and, upon receipt of such notice, any Lender may elect, by giving written notice to the Borrower (through the Administrative Agent), to have its Commitment immediately terminated and the outstanding principal of its Loans immediately paid or prepaid together with accrued interest to the date of prepayment and all other amounts payable to such Lender hereunder whereupon the Commitment of such Lender shall forthwith terminate and its Loans and all such other amounts shall be forthwith paid or prepaid by the Borrower, and the Borrower shall immediately notify each other Lender (through the Administrative Agent) of such notice of election.

                  SECTION 5.16 Restrictive Agreements.
  Except as otherwise permitted hereunder, the Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or
(b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to guarantee Indebtedness of the Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions, exceptions and conditions imposed or permitted by law or by this Agreement, (ii) the foregoing shall not apply to restrictions, exceptions and conditions existing on the date hereof identified on Schedule IV (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions, exceptions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions, exceptions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions, exceptions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (v) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

                                   ARTICLE VI

                                EVENTS OF DEFAULT

                  If one or more of the following events (herein called "Events of Default") shall occur and be continuing:

                  (a) The Borrower shall: default in the payment of any principal of or interest on any Loan or any fee or any other amount payable by it hereunder when due (whether at stated maturity or at mandatory or optional prepayment) and such default shall have continued unremedied for 2 Business Days; or

                  (b) The Borrower or any of its Subsidiaries shall default in the payment when due of any principal of or interest on any of its other Indebtedness aggregating $10,000,000 or more, or in the payment when due of any amount under any Hedging Agreement for a notional principal amount exceeding $10,000,000; or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness or any event specified in any Hedging Agreement shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity or to have the interest rate thereon reset to a level so that securities evidencing such Indebtedness trade at a level specified in relation to the par value thereof or, in the case of an Hedging Agreement, to permit the payments owing under such Hedging Agreement to be liquidated; or

                  (c) Any representation, warranty or certification made or deemed made herein (or in any modification or supplement hereto) by the Borrower, or any instrument or certificate furnished to any Lender or the Administrative Agent pursuant to the provisions hereof, shall prove to have been false or misleading as of the time made or furnished in any material respect; or

                  (d) The Borrower shall default in the performance of any of its obligations under any of Sections 5.01(e), 5.05, 5.06, 5.07, 5.08, 5.09, 5.15 and 5.16; or the Borrower shall default in the performance of any of its other obligations in this Agreement and such default shall continue unremedied for a period of ten days after notice thereof to the Borrower by the Administrative Agent or any Lender (through the Administrative Agent); or

                  (e) The Borrower or any of its Subsidiaries (other than a Single Transaction Subsidiary) shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

                  (f) The Borrower or any of its Subsidiaries (other than a Single Transaction Subsidiary) shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

                  (g) A proceeding or case shall be commenced, without the application or consent of the Borrower or any of its Subsidiaries (other than a Single Transaction Subsidiary), in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of the Borrower or such Subsidiary or of all or any substantial part of its Property, or (iii) similar relief in respect of the Borrower or such Subsidiary under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against the Borrower or such Subsidiary shall be entered in an involuntary case under the Bankruptcy Code; or

                  (h) A final judgment or judgments for the payment of money in excess of $10,000,000 in the aggregate (exclusive of judgment amounts fully covered by insurance where the insurer has admitted liability in respect of such judgment) or in excess of $10,000,000 in the aggregate (regardless of insurance coverage) shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against the Borrower or any of its Subsidiaries and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and the Borrower or the relevant Subsidiary shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

                  (i) An event or condition specified in Section 5.01(d) hereof shall occur or exist with respect to any Plan or Multiemployer Plan or any lien arises pursuant to ERISA and, as a result of such event or condition or liens, together with all other such events or conditions or liens, the Borrower or any ERISA Affiliate shall incur or shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or PBGC or suffer an encumbrance to exist in favor of any thereof (or any combination of the foregoing) which would constitute a Material Adverse Effect; or

                  (j) Any Single Transaction Subsidiary or Partnership shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; and such event singly or in the aggregate with each other similar event shall have a Material Adverse Effect; or

                  (k) Any Single Transaction Subsidiary or Partnership shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or
         (vi) take any corporate action for the purpose of effecting any of the foregoing; and such event singly or in the aggregate with each other similar event shall have a Material Adverse Effect;

                  (l) A proceeding or case shall be commenced, without the application or consent of any Single Transaction Subsidiary or Partnership, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of such Single Transaction Subsidiary or Partnership or of all or any substantial part of its Property, or (iii) similar relief in respect of such Single Transaction Subsidiary or Partnership under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against such Single Transaction Subsidiary or Partnership shall be entered in an involuntary case under the Bankruptcy Code; and such event singly or in the aggregate with each other similar event shall have a Material Adverse Effect, or

                  (m)  A Change in Control shall occur;

THEREUPON: (1) in the case of an Event of Default other than one referred to in clause (f) or (g) of this Article VI with respect to the Borrower, (A) the Administrative Agent may and, upon request of the Required Lenders, shall, by notice to the Borrower, terminate the Commitments and they shall thereupon terminate, and (B) the Administrative Agent may and, upon request of Lenders holding more than 50% of the aggregate unpaid principal amount of the Loans shall, by notice to the Borrower declare the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Borrower hereunder (including, without limitation, any amounts payable under Section 2.14) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower; and (2) in the case of the occurrence of an Event of Default referred to in clause (f) or (g) of this Article VI with respect to the Borrower, the Commitments shall automatically be terminated and the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Borrower hereunder (including, without limitation, any amounts payable under Section 2.14) shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower.


                                   ARTICLE VII

                            THE ADMINISTRATIVE AGENT

                  Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

                  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

                  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise by the Required Lenders (or such other number of percentage of the Lenders as shall be necessary under the circumstances as provided in Section 8.02), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number of percentage of the Lenders as shall be necessary under the circumstances as provided in Section 8.02) or in the absence of its own gross negligence or wilful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into
(i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

                  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

                  The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to

                                      -58-
their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

                  Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and the Borrower, provided that the retiring Administrative Agent shall continue to perform the duties assigned to it hereunder until a successor Administrative Agent accepts the appointment and becomes vested with the rights, powers, privileges and duties of the retiring Administrative Agent as provided below. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring
Administrative  Agent  gives  notice  of  its  resignation,  then  the  retiring
Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a bank with an office in New York City or an Affiliate of any such bank, in either case with a combined surplus of at least $500,000,000. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 8.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

                  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.


                                  ARTICLE VIII

                                  MISCELLANEOUS

                  SECTION 8.01.  Notices.
  Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                  (a) if to the Borrower, to it at GATX Capital Corporation, Four Embarcadero Center, Suite 2200, San Francisco, CA 94111, Attention of Richard M. Tinnon, (Telecopy No. (415)955-3493; Telephone No. (415)955-3200;

                  (b) if to the Administrative Agent, to The Chase Manhattan Bank, 1 Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention Jesus Sang of The Loan and Agency Services Group (Telecopy No. (212) 552-5650; Telephone No. (212) 552-7916) with a copy to The
         Chase Manhattan Bank, 270 Park Avenue, 38th Floor, New York, New York 10017, Attention of Matthew Massie (Telecopy No. (212) 270-5100) Telephone No. (212) 270-6543); and

                  (c) if to a Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto (or, in the case of any such change by a Lender, by notice to the Borrower and the Administrative Agent). All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

                  SECTION 8.02.  Waivers; Amendments.

                  (a) No Deemed Waivers; Remedies Cumulative. No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the
Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

                  (b) Amendments. Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall

                  (i) increase the Commitment of any Lender without the written consent of such Lender,

                  (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby,

                  (iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby,

                  (iv) alter the manner in which payments or prepayments of principal, interest or other amounts hereunder shall be applied as among the Lenders or Types or Classes of Loans, without the written consent of each Lender, or

                  (v) change any of the provisions of this Section or the definition of the term "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

and provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent.

                  SECTION 8.03.  Expenses; Indemnity; Damage Waiver.

                  (a) Costs and Expenses. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made hereunder, including in connection with any workout, restructuring or negotiations in respect thereof.

                  (b) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the transactions contemplated hereby, (ii) any Loan or the use of proceeds therefrom or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or wilful misconduct of such Indemnitee.

                  (c) Reimbursement by Lenders. To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.

                  (d) Waiver of Consequential Damages, Etc. To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the transactions contemplated hereby, any Loan or the use of the proceeds thereof.

                  (e) Payments. All amounts due under this Section shall be payable after written demand therefor.

                  SECTION 8.04.  Successors and Assigns.

                  (a) Assignments Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                  (b)  Assignments  by Lenders.  Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (i) except in the case of an assignment to a Lender or an Affiliate of a Lender, each of the Borrower and the Administrative Agent must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, except that this clause (iii) shall not apply to rights in respect of outstanding Competitive Loans, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; provided further that any consent of the Borrower otherwise required under this paragraph shall not be required if an Event of Default under clause (f) or (g) of Article VI has occurred and is continuing. Upon acceptance and recording pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.14, 2.15 and 8.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

                  (c) Maintenance of Register by the Administrative Agent. The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in New York City a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Effectiveness of Assignments. Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

                  (e) Participations. Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 8.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of

Sections 2.13, 2.14 and 2.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.

                  (f) Limitations on Rights of Participants. A Participant shall not be entitled to receive any greater payment under Section 2.13 or 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A
Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.15 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.15(e) as though it were a Lender.

                  (g) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

                  (h) No Assignments to the Borrower or Affiliates. Notwithstanding anything to the contrary in this Section, no Lender may assign or participate any interest in any Loan held by it hereunder to the Borrower or any of its Affiliates or Subsidiaries without the prior consent of each Lender.

                  SECTION 8.05.  Survival.
  All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.13, 2.14, 2.15 and 8.03 and Article VII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

                  SECTION 8.06.  Counterparts; Integration; Effectiveness.
  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract between and among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page to this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

                  SECTION 8.07.  Severability.
  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

                  SECTION 8.08.  Right of Setoff
 . If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

                  SECTION 8.09.  Governing Law; Jurisdiction; Etc.

                  (a) Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

                  (b) Submission to Jurisdiction. The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

                  (c) Waiver of Venue. The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (d) Service of Process. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in
Section 8.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                  SECTION 8.10.  WAIVER OF JURY TRIAL.
  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

                  SECTION 8.11.  Headings.
  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

                  SECTION 8.12.  Treatment of Certain Information;
                                 Confidentiality.

                  (a) Treatment of Certain Information. The Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of its Subsidiaries (in connection with this Agreement or otherwise) by any Lender or by one or more subsidiaries or affiliates of such Lender and the Borrower hereby authorizes each Lender to share any information delivered to such Lender by the Borrower and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such subsidiary or affiliate, it being understood that any such subsidiary or affiliate receiving such information shall be bound by the provisions of paragraph (b) of this Section as if it were a Lender hereunder. Such authorization shall survive the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

                  (b) Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority, (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (vi) subject to an agreement containing provisions substantially the same as those of this paragraph, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (vii) with the consent of the Borrower or (viii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this paragraph or (B) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this paragraph, "Information" means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                                     GATX CAPITAL CORPORATION



                                                     By_________________________
                                                      Title:

                                     LENDERS


THE CHASE MANHATTAN BANK                                 THE FIRST NATIONAL BANK
                                                          OF CHICAGO


By                                                          By
     Title:                                                      Title:


BANK OF AMERICA NATIONAL                                 BANK OF MONTREAL
  TRUST AND SAVINGS ASSOCIATION


By                                                          By
     Title:                                                      Title:


NATIONSBANK, N.A.                                        UBS AG, NEW YORK BRANCH


By                                                          By
     Title:                                                      Title:


                                                            By
                                                                 Title:


THE BANK OF NEW YORK                                     THE BANK OF NOVA SCOTIA


By                                                          By
     Title:                                                      Title:

CREDIT LYONNAIS                                          ROYAL BANK OF CANADA
  SAN FRANCISCO BRANCH


By                                                          By
     Title:                                                      Title:


UNION BANK OF CALIFORNIA, N.A.                           WESTDEUTSCHE LANDESBANK
                                                            GIROZENTRALE,
                                                            NEW YORK BRANCH


By                                                          By
     Title:                                                      Title:


                                                            By
                                                                 Title:


                                                       THE CHASE MANHATTAN BANK,
                                                         as Administrative Agent


                                                            By
                                                                 Title:

                                                                     SCHEDULE I



                                   Commitments

                [See definitions of "Commitment" in Section 1.01]

         LENDER                                                COMMITMENT AMOUNT

The Chase Manhattan Bank                                          $37,500,000.00
The First National Bank of Chicago                                $32,500,000.00
Bank of America National Trust and Savings
   Association                                                    $27,500,000.00
Bank of Montreal                                                  $27,500,000.00
NationsBank, N.A.                                                 $27,500,000.00
UBS AG, New York Branch                                           $27,500,000.00
The Bank of New York                                              $20,000,000.00
The Bank of Nova Scotia                                           $20,000,000.00
Credit Lyonnais San Francisco Branch                              $20,000,000.00
Royal Bank of Canada                                              $20,000,000.00
Union Bank of California, N.A.                                    $20,000,000.00
Westdeutsche Landesbank Girozentrale, New York                    $20,000,000.00
   Branch


















                         Schedule I to Credit Agreement

                                                                    SCHEDULE II


                                   Litigation

                [See definition of "Litigation" in Section 3.03]



















                         Schedule II to Credit Agreement

                                                                   SCHEDULE III


                          Subsidiaries and Partnerships


                              Part A - Subsidiaries

               [See definition of "Subsidiaries" in Section 3.13]


                              Part B - Partnerships

               [See definition of "Partnerships" in Section 3.15]

















                         Schedule III to Credit Agreement

                                                                   SCHEDULE IV

                              Restrictive Agreements

                    [See reference to "Restrictive Agreements" in Section 3.18]



















                         Schedule IV to Credit Agreement

                                                                       EXHIBIT A


                       [Form of Assignment and Acceptance]

                            ASSIGNMENT AND ACCEPTANCE

                  Reference is made to the Amended and Restated Credit Agreement dated as of July 1, 1998 (as amended and in effect on the date hereof, the "Credit Agreement"), between GATX Capital Corporation, the Lenders named therein and The Chase Manhattan Bank, as Administrative Agent for the Lenders. Terms defined in the Credit Agreement are used herein with the same meanings.

                  The Assignor named on the reverse hereof hereby sells and assigns, without recourse, to the Assignee named on the reverse hereof, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Assignment Date set forth on the reverse hereof, the interests set forth on the reverse hereof (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement, including the interests set forth on the reverse hereof in the Commitment of the Assignor on the Assignment Date and Competitive Loans and Revolving Loans owing to the Assignor which are outstanding on the Assignment Date, together with unpaid interest accrued on the assigned Loans to the Assignment Date, and the amount, if any, set forth on the reverse hereof of the fees accrued to the Assignment Date for the account of the Assignor. The Assignee hereby acknowledges receipt of a copy of the Credit Agreement. From and after the Assignment Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

                  This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if the Assignee is a Foreign Lender, any documentation required to be delivered by the Assignee pursuant to Section 2.15(e) of the Credit Agreement, duly completed and executed by the Assignee, and (ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in the form supplied by the Administrative Agent, duly completed by the Assignee. The [Assignee/Assignor] shall pay the fee payable to the Administrative Agent pursuant to Section 8.04(b) of the Credit Agreement.

                  This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.






                           Assignment and Acceptance

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee's Address for Notices:

Effective Date of Assignment
("Assignment Date")1:
                                                          Percentage Assigned of
                                                          Facility/Commitment
                                                          (set forth, to at
                         Principal Amount                 least 8 decimals, as a
                         Assigned (and                    percentage of the
                         identifying                      Facility and the
                         information as to                aggregate Commitments
                         individual                       of all Lenders
Facility                 Competitive Loans)               thereunder)

Commitment Assigned:     $                                                    %

Revolving Loans:

Competitive Loans:

Fees Assigned (if any):


The terms set forth above and on the reverse side hereof are hereby agreed to:

                                           [NAME OF ASSIGNOR]      , as Assignor


                                                    By:_________________________
                                                        Name:
                                                        Title:





1 Must be at least five Business Days after execution hereof by all required parties.


                           Assignment and Acceptance

                                           [NAME OF ASSIGNEE]      , as Assignee


                                                    By:_________________________
                                      Name:
                                     Title:





                            Assignment and Acceptance

The undersigned hereby consent to the within assignment:2


GATX CAPITAL CORPORATION


By:_________________________
   Name:
   Title:


THE CHASE MANHATTAN BANK,
  as Administrative Agent


By:_________________________
   Name:
   Title:







 2   Consents to be included to the extent required by Section 8.04(b) of the Credit Agreement.


                           Assignment and Acceptance

                                                                       EXHIBIT B


                                 [Form of Note]

                                 PROMISSORY NOTE


$---------------                                               -----------, ----
                                                              New York, New York

                  FOR VALUE RECEIVED, GATX CAPITAL CORPORATION, a corporation Delaware (the "Borrower"), hereby promises to pay to __________________ (the "Lender"), at the principal office of The Chase Manhattan Bank at 270 Park Avenue, New York, New York 10017, the principal sum of _______________ Dollars (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Lender to the Borrower under the Credit Agreement referred to below), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in said Credit Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in said Credit Agreement.

                  The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof, provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Loans made by the Lender.

                  This Note is one of the Notes referred to in the Credit Agreement dated as of July 1, 1998 (as modified and supplemented and in effect from time to time, the "Credit Agreement") among the Borrower, the lenders named therein and The Chase Manhattan Bank, as Administrative Agent, and evidences Loans made by the Lender thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.

                  The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.


                                      Note

                  Except as permitted by Section 2.07(e), 2.07(f), 2.17(b) and 8.04(b) of the Credit Agreement, this Note may not be assigned by the Lender to any other Person.

                  This Note shall be governed by, and construed in accordance with, the law of the State of New York.


                                                     GATX CAPITAL CORPORATION


                                                     By_________________________
                                                       Title:














                                      Note

                                SCHEDULE OF LOANS

                  This Note evidences Loans made, continued or converted under the within-described Credit Agreement to the Borrower, on the dates, in the principal amounts, of the Classes and Types, bearing interest at the rates and having Interest Periods (if applicable) of the durations set forth below, subject to the payments, continuations, conversions and prepayments of principal set forth below:


                                                    Amount
 Date       Prin-   Class                           Paid,
 Made,      cipal   and               Duration    Prepaid,     Unpaid
Continue    Amount  Type               of         Continued    Prin-
  or         of      of   Interest    Interest       or        cipal    Notation
Converted   Loan    Loan    Rate      Period      Converted    Amount   Made by
---------   ----    ----   ----      ------      ---------    ------    -------



















                                      Note

                                                                       EXHIBIT C


              [Form of Opinion of General Counsel to the Borrower]


                                                                __________, 199_

To the Lenders party to the Credit Agreement referred to below and The Chase Manhattan Bank, as Administrative Agent


Ladies and Gentlemen:

                  I have acted as counsel to GATX Capital Corporation (the "Borrower") in connection with the Amended and Restated Credit Agreement (the "Credit Agreement") dated as of July 1, 1998, among the Borrower, the lenders party thereto and The Chase Manhattan Bank, as Administrative Agent, providing for loans to be made by said lenders to the Borrower in an aggregate principal amount not exceeding $300,000,000. Terms defined in the Credit Agreement are used herein as defined therein. This opinion letter is being delivered pursuant to Section 4.01(b) of the Credit Agreement.

                  In rendering the opinion expressed below, I have examined the originals or conformed copies of such corporate records, agreements and instruments of the Borrower, certificates of public officials and of officers of the Borrower, and such other documents and records, and such matters of law, as I have deemed appropriate as a basis for the opinions hereinafter expressed.

                  Based upon the foregoing, I am of the opinion that:

                  1. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware and has the necessary corporate power to make and perform the Credit Agreement and the Notes and to borrow under the Credit Agreement. Each Subsidiary of the Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of its respective state of incorporation. Each of the Borrower and its Subsidiaries is duly qualified to transact business in all jurisdictions in which such qualification is necessary and where failure so to qualify would have a material adverse effect on the consolidated financial condition, operations, business or prospects taken as a whole of the Borrower and its Subsidiaries.

                       Opinion of Counsel to the Borrower

                  2. The making and performance by the Borrower of the Credit Agreement and the borrowings by the Borrower under the Credit Agreement have been duly authorized by all necessary corporate action, and do not and will not violate any provision of law or regulation or any provision of its charter or by-laws or result in the breach of, or constitute a default or require any consent under, or result in the creation of any Lien upon any of the Properties, revenues or assets of the Borrower pursuant to, any indenture or other agreement or instrument to which the Borrower is a party or by which the Borrower or its Properties may be bound.

                  3. The Credit Agreement constitutes, and the Notes when executed and delivered for value will constitute, legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms, except as such enforceability may be limited by
         (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except that no opinion is expressed as to the last sentence of Section 2.16(d) of the Credit Agreement.

                  I express no opinion as to (i) whether a Federal or state court outside of the State of New York would give effect to the choice of New York law provided for in the Credit Agreement and the Notes,
         (ii) the first sentence of Section 8.09(b) of the Credit Agreement, insofar as such sentence relates to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to the Credit Agreement or the Notes or (iii) the waiver of inconvenient forum set forth in Section 8.09(c) of the Credit Agreement with respect to proceedings in the United States District Court for the Southern District of New York. Finally, I wish to point out that provisions of the Credit Agreement which permit the Administrative Agent or any Lender to take action or make determinations, or to benefit from indemnities and similar undertakings of the Borrower, may be subject to a requirement that such action be taken or such determinations be made, and that any action or inaction by the Administrative Agent or any Lender which may give rise to a request for payment under such an undertaking be taken or not taken, on a reasonable basis and in good faith.

                  4. There are no legal or arbitral proceedings, and no proceedings by or before any governmental or regulatory authority or agency, pending or (to my knowledge after due inquiry) threatened against or affecting the Borrower, or any Properties or rights of the Borrower, which, if adversely determined, would have a Material Adverse Effect.



                       Opinion of Counsel to the Borrower

                  5. No authorizations, consents, approvals, licenses, filings or registrations with, any governmental or regulatory authority or agency are required in connection with the execution, delivery or performance by the Borrower of the Credit Agreement.

                                                              Very truly yours,

















                       Opinion of Counsel to the Borrower

                                                                       EXHIBIT D

             [Form of Opinion of Special New York Counsel to Chase]

                                                                __________, 199_

To the Lenders party to the Credit Agreement referred to below and The Chase Manhattan Bank, as Administrative Agent


Ladies and Gentlemen:

                  We have acted as special New York counsel to The Chase Manhattan Bank ("Chase") in connection with the Amended and Restated Credit
Agreement (the "Credit Agreement") dated as of July 1, 1998, between GATX Capital Corporation (the "Borrower"), the lenders party thereto and Chase, as Administrative Agent, providing for loans to be made by said lenders to the Borrower in an aggregate principal amount not exceeding $300,000,000. Terms defined in the Credit Agreement are used herein as defined therein. This opinion letter is being delivered pursuant to Section 4.01(c) of the Credit Agreement.

                  In rendering the opinions expressed below, we have examined the Credit Agreement.

                  In our examination, when relevant facts were not independently established, we have relied upon representations made in or pursuant to the Credit Agreement.

                  In rendering the opinions expressed below, we have assumed that:

                  (i) the Credit Agreement has been duly authorized by, has been duly executed and delivered by, and (except to the extent set forth in the opinions expressed below as to the Borrower) constitutes legal, valid, binding and enforceable obligations of, all of the parties to such documents;

                  (ii) all signatories to the Credit Agreement have been duly authorized; and

                  (iii) all of the parties to the Credit Agreement are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform the Credit Agreement.





                  Opinion of Special New York Counsel to Chase

                  Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that the Credit Agreement constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting the rights of creditors generally and except as the enforceability of the Credit Agreement is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.

                  The foregoing opinions are subject to the following comments and qualifications:

                  (A) The enforceability of Section 8.03 of the Credit Agreement may be limited by laws limiting the enforceability of provisions exculpating or exempting a party, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct.

                  (B) The enforceability of provisions in the Credit Agreement to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

                  (C) We express no opinion as to (i) the effect of the laws of any jurisdiction in which any Lender is located (other than the State of New York) that limit the interest, fees or other charges such Lender may impose, (ii) the last sentence of Section 2.16(d) of the Credit Agreement, (iii) the first sentence of Section 8.09(b) of the Credit Agreement, insofar as such sentence relates to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to the Credit Agreement and (iv) the waiver of inconvenient forum set forth in
         Section 8.09(c) of the Credit Agreement with respect to proceedings in the United States District Court for the Southern District of New York..

                  The foregoing opinions are limited to matters involving the Federal laws of the United States of America and the law of the State of New York, and we do not express any opinion as to the laws of any other jurisdiction.




                  Opinion of Special New York Counsel to Chase

                  At the request of our client, this opinion letter is, pursuant to Section 4.01(c) of the Credit Agreement, provided to you by us in our capacity as special New York counsel to Chase and may not be relied upon by any Person for any purpose other than in connection with the transactions contemplated by the Credit Agreement without, in each instance, our prior written consent.

                                Very truly yours,


RJW/CDP















                  Opinion of Special New York Counsel to Chase